UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2006

Natrol, Inc

(Exact name of registrant as specified in its charter)

Delaware	0-24567	95-3560780
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

21411 Prairie Street, Chatsworth, California 91311

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 739-6000

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On April 28, 2006, the board of directors of Natrol, Inc. (the “Company”), acting upon the recommendations of the compensation committee of the board of directors, approved changes to the non-employee director compensation program for service on the board, effective on July 1, 2006.  The following details the new non-employee director compensation program:

Annual Cash Retainer Fee:	$20,000 ($5,000 per quarter)
Options:	150,000 non-qualified stock options over 3 years vesting quarterly(1)

(1)   The number of options granted to newly elected non-employee directors and vesting of such options is pro-rated depending upon the remaining term of office (class) for which the director has been elected.

The annual cash retainer fee is payable at the beginning of each quarter.  Directors do not receive separate meeting fees or fees for service as committee chairs.  The options vest quarterly over the remaining term of office of each board member.  The term of the options is ten years from the date of grant for any option granted under the 1996 Stock Option and Grant Plan and six years for any option granted under the 2006 Stock Option and Incentive Plan.  The option grants also are subject to the terms of the applicable option plan and individual non-qualified stock option agreements between the Company and each grantee.  In addition, the Company reimburses each non-employee director for his or her reasonable expenses for attending board, committee and stockholder meetings, as well as for certain expenses related to service on the board.

On the same date, the board of directors, acting upon the recommendations of the compensation committee, approved additional grants of options to purchase shares of the Company’s common stock to the following non-employee directors:

Dennis W. DeConcini	45,833 shares at an exercise price of $2.50 per share
• 5,833 options to vest on June 8, 2006
• 40,000 options to vest in quarterly installments of 10,000 beginning September 8, 2006 through June 8, 2007
• Option term expires on April 28, 2016

Thomas L. Doorley, III	135,833 shares at an exercise price of $2.50 per share
• 5,833 options to vest on June 8, 2006
• 130,000 options to vest in quarterly installments of 16,250 beginning September 8, 2006 through June 8, 2008
• Option term expires on April 28, 2016

Ralph R. Simon	158,333 shares at an exercise price of $2.50 per share
• 8,333 options to vest on June 8, 2006
• 150,000 options to vest in quarterly installments of 12,500 beginning September 8, 2006 through June 8, 2009
• Option term expires on April 28, 2016

On July 3, 2006, James R. Peters was appointed to the board of directors.  In connection with this appointment, the board of directors, acting upon the recommendations of the compensation committee, approved the following non-employee director compensation arrangement for Mr. Peters:

Annual Cash Retainer Fee:	$20,000 ($5,000 per quarter)
Options:	150,000 shares at an exercise price of $1.95 per share
• 150,000 options to vest in quarterly installments of 12,500 beginning October 3, 2006 through July 3, 2009

• Option term expires on July 3, 2012

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description

10.1	Summary of Compensation Program for Non-Employee Directors

10.2	Summary of Option Grants to Non-Employee Directors

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2006	NATROL, INC.

	By:	/s/ Dennis Jolicoeur
Dennis Jolicoeur
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Summary of Compensation Program for Non-Employee Directors

10.2	Summary of Option Grants to Non-Employee Directors